Exhibit 107

Calculation of Filing Fees Table

Form S-8
(Form Type)

Louisiana-Pacific Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule(2)	Amount Registered (1) (3)	Proposed Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $1.00 per share	Other	5,015,360	$63.15	$316,719,984.00	0.0000927	$29,359.94
Total Offering Amounts					$316,719,984.00		$29,359.94
Total Fee Offsets							—
Net Fees Due							$29,359.94

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (the “Registration Statement”) also covers any additional shares of common stock of Louisiana-Pacific Corporation, a Delaware corporation (the “Registrant”), that may become issuable pursuant to the anti-dilution provisions of the Louisiana-Pacific Corporation 2022 Omnibus Stock Award Plan (the “Plan”), including as a result of any future stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purposes of determining the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on April 25, 2022, a date that is within five business days prior to filing.
(3) This Registration Statement covers an aggregate of 5,015,360 shares of the Registrant’s common stock that may be issued pursuant to the Plan, representing (a) 1,725,209 shares newly authorized by the stockholders upon their approval of the Plan, (b) 2,293,748 shares correlating to the number of shares that remained available for issuance pursuant to the Louisiana-Pacific Corporation 2013 Omnibus Stock Award Plan, as amended, as of March 3, 2022 (the “Cutoff Date” for purposes of the Plan), and (c) 996,403 shares of the Registrant’s common stock subject to outstanding awards under the Louisiana-Pacific Corporation 2013 Omnibus Stock Award Plan, as amended, the Louisiana-Pacific Corporation Amended and Restated 1997 Incentive Stock Award Plan or the Louisiana-Pacific Corporation 1992 Non-Employee Director Stock Option Plan as of March 3, 2022 that may become authorized for issuance under the Plan as provided in Sections 4.2 and 4.4 of the Plan.